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                                                                    Exhibit 10.5

                             STOCKHOLDERS AGREEMENT

         This Stockholders Agreement (this "Agreement"), dated as of February 22, 1994, is made by those persons whose names and addresses appear on the schedule attached hereto as Appendix A, each of whom is a stockholder or prospective stockholder of NN Ball & Roller, Inc., a Delaware corporation (the "Company"), and Richard D. Ennen, Monica C. Ennen, John C. Ennen, Melissa Ennen, Deborah Ennen Bagierek and Elizabeth Ennen.

                                   WITNESSETH

         WHEREAS, the Company has an authorized capitalization of 20,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock");

         WHEREAS, as of the date hereof, 4,432,300 shares of Common Stock, and no shares of Preferred Stock, are issued and outstanding;

         WHEREAS, as of the date hereof, the members of the Ennen Family (as such term is hereinafter defined) in the aggregate own, beneficially and of record, 2,286,000 shares (approximately 52%) of the outstanding Common Stock;

         WHEREAS, as of the date hereof, the Minority Stockholders (as such term is hereinafter defined) in the aggregate own, beneficially and of record, the remaining 2,146,300 shares (approximately 48%) of the outstanding Common Stock;

         WHEREAS, the Company currently plans to effect a public offering of its Common Stock and, in connection with the offering, expects to grant an option to James J. Mitchell, the Company's President and Chief Operating Officer, to purchase approximately 226,060 shares of Common Stock;

         WHEREAS, the Minority Stockholders desire, and deem it to be in their best interests, that the Company effect the public offering of its Common Stock; and

         WHEREAS, the Ennen Family is unwilling to permit the public offering or the issuance of the option to Mr. Mitchell unless the Minority Stockholders enter into the contractual arrangements set forth herein regarding the election and composition of the Company's board of directors;

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Ennen Family to permit a public

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offering of the Common Stock, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                               PRELIMINARY MATTERS

1.01 Certain Definitions. As used herein, the following terms shall be defined as follows:

               (a) An "Affiliate" of any party shall mean any individual, partnership, corporation, group, foundation or trust that directly or indirectly Controls, or is Controlled by, or is under common Control with, such party, and in the case of a party that is a natural person it also shall mean (i) any trust or foundation established or created by such party; (ii) any individual related by blood or marriage to such party; (iii) a guardian, conservator, or attorney-in-fact acting for a disabled party; and (iv) in the case of a deceased party, such party's spouse, descendant(s), estate, executor, administrator, personal representative, or other fiduciary (i.e., trustee, guardian, conservator or custodian).

               (b) "Capital Stock" shall mean the Common Stock and the Preferred Stock and any other class of capital stock hereafter authorized by the Corporation's Certificate of Incorporation and any amendments thereto.

               (c) The term "Control", whether used as a noun or verb, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a person, whether through the ownership of voting securities or otherwise.

               (d) "Ennen Family" (i) shall mean Richard D. Ennen, Monica C. Ennen, John C. Ennen, Melissa Ennen, Deborah Ennen Bagierek, Elizabeth Ennen and any Affiliate of any such person, whether now or hereafter existing, and (ii) shall be represented for purposes of this Agreement by the Ennen Family Coordinator designed pursuant to paragraph (f) of this Section 1.01.

               (e) "Ennen Family Capital Stock" shall mean the shares of Capital Stock the Ennen Family shall directly or indirectly beneficially own from time to time.

               (f) "Ennen Family Coordinator" shall mean Richard D. Ennen, provided that the Ennen Family Coordinator is subject to change as set forth in
Section 1.02 hereof.

               (g) "Minority Stockholders" shall mean those persons whose names and addresses appear on Appendix A

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(including James J. Mitchell) and shall include any transferee of a Minority
Stockholder that is bound by the terms and provisions of this Agreement pursuant to Section 2.01 hereof.

          1.02 Ennen Family Coordinator. The Ennen Family Coordinator shall at all times be a natural person who is a member of the Ennen Family. Neither a guardian, conservator, or attorney-in-fact acting for a disabled member of the Ennen Family, nor an estate, executor, administrator, personal representative or other fiduciary of a deceased member of the Ennen Family shall at any time serve as the Ennen Family Coordinator. The Ennen Family Coordinator shall (a) serve as the only person to receive any notice to be given under this Agreement to the Ennen Family; and (b) be the only person to notify the Minority Stockholders of the exercise of any rights and selections of the Ennen Family under this Agreement. The Minority Stockholders may completely rely on any written notification or statement by the Ennen Family Coordinator, and no recourse or liability shall arise from such reliance. The Ennen Family Coordinator may be changed by written notice to the Minority Stockholders from the Ennen Family Coordinator then serving. In the case of the death or disability of an Ennen Family Coordinator, the oldest surviving lineal descendant of Richard D. Ennen and Monica C. Ennen shall automatically succeed as Ennen Family Coordinator.

          1.03 Current Ownership of Common Stock. Each Minority Stockholder represents and warrants, as of the date hereof, that he owns of record and beneficially the number of shares of Common Stock set forth opposite his name on Appendix A, free and clear of any liens, claims, options, charges, encumbrances or rights of others.

                                   ARTICLE II

                 RESTRICTIONS ON MINORITY STOCKHOLDER TRANSFER

          2.01 Transfer Void. Each Minority Stockholder agrees that he will not hereafter sell, give, transfer, or assign any Common Stock now owned or hereafter acquired by him to any Affiliate without first obtaining the Affiliate's written consent, in form and substance reasonably satisfactory to the Ennen Family Coordinator, to be bound by the terms and provisions of this Agreement. Upon any such transfer, said Affiliate shall be deemed for all purposes to be a party hereto, and shall be subject to all the obligations created hereby with respect to the Minority Stockholders. Any sale, gift, transfer or assignment of any Common Stock in violation of the this Section 2.01 shall be void ab initio.

          2.02 Certain Acknowledgements. The parties hereto acknowledge and agree that, subject to the limitations set

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forth in Section 2.01 hereof, nothing in this Agreement shall be construed to limit the rights of any Minority Stockholder or the Ennen Family to sell or otherwise transfer shares of Common Stock. If any Minority Stockholder sells or otherwise transfers shares of Common Stock to a non-Affiliate during the term of this Agreement or disposes of shares of Common Stock in a "brokers' transaction" or a transaction with a "market maker" within the meaning of Rule 144(f) promulgated under the Securities Act or 1933, as amended, without regard to the identity of the ultimate purchaser thereof, such shares shall no longer be subject to the restrictions set forth in this Agreement.

                                  ARTICLE III

                              ELECTION OF DIRECTOR

          3.01 Nomination of Director. Each Minority Stockholder hereby agrees that if Richard D. Ennen shall at any time no longer serve on the board of directors of the Company, the Minority Stockholder shall vote all of the shares of Common Stock which he may own from time to time to cause the election to the Company's board of directors of one individual designated by the Ennen Family Coordinator in writing. The Ennen Family Coordinator shall designate for such purpose such person as has been nominated by the members of the Ennen Family holding a majority of the voting power of the Ennen Family Capital Stock. The director so designated by the Ennen Family Coordinator is hereinafter referred to as the "Ennen Family Director."

          3.02 Removal. In the event that the Ennen Family Coordinator gives notice in writing to the Minority Stockholders that the members of the Ennen Family desire to remove, whether for cause or without cause, the Ennen Family Director, then each Minority Stockholder agrees to vote the shares of the Common Stock which he then owns for the removal of such director. Each Minority Stockholder further agrees that he shall not vote to remove Richard D. Ennen or any other Ennen Family Director unless the Ennen Family Coordinator has given notice in writing to the Minority Stockholder that the members of the Ennen Family desire such removal. The Ennen Family Coordinator shall give notices contemplated by this Section 3.02 upon, and only upon, the direction by Ennen Family Members holding a majority of the voting power of the Ennen Family Capital Stock.

          3.03 Vacancies. In the event that the seat on the board of directors to be occupied by the Ennen Family Director is vacant for any reason, each Minority Stockholder agrees to vote all of the shares of Common Stock which he then owns to cause the vacancy to be filled by an individual designated by

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                                      -5-

the Ennen Family Coordinator in writing. The Ennen Family Coordinator shall designated for such purpose such person as has been nominated by the members of the Ennen Family holding a majority of the voting power of the Ennen Family Capital Stock.

                                   ARTICLE IV

                                  MISCELLANEOUS

          4.01 Term. This Agreement and the rights granted to the Ennen Family hereunder shall terminate on the earlier to occur of (a) July 31, 1994, if the Company shall not have consummated a public offering of its Common Stock prior to such date, (b) the first date upon which the Ennen Family, in the aggregate, shall own less than 10% of the outstanding shares of Common Stock, and (c) the tenth anniversary of the date hereof.

          4.02 Governing Law. This Agreement shall be subject to and governed by the laws of the State of Delaware, irrespective of the conflicts of laws rules thereof.

          4.03 Notices. Notices and other communications hereunder shall be sufficient if contained in a writing delivered in person or sent by cable, telegram or facsimile or by overnight courier addressed to the particular party to whom the notice is to be sent as set forth herein. Notices to the Ennen Family shall be given to the Ennen Family Coordinator at the address set forth below and notices to the Minority Stockholders shall be sent to each Minority Stockholder at his address set forth on Appendix A, provided that any party hereto shall have the right to designate a different address to the other parties in writing. All such notices and other communications shall be deemed given (i) in the case of personal delivery, on the date of such delivery, or
(ii) in the case of transmission by cable, telegram or facsimile or by overnight courier, on the first day following the date of dispatch.

          If to the Ennen Family Coordinator:

          Richard D. Ennen
          9 Dinghy Lane
          Hilton Head, South Carolina 29928
          Facsimile: 803-842-3843

          4.04 Severability. In the event any provision hereof is held void or unenforceable by any court, then such provision shall be severable and shall not affect the remaining provisions hereof.

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     4.05  Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.06 Entire Agreement; Benefit. This Agreement is the entire agreement among the parties, and, when executed by the parties hereto, supersedes all prior agreements and communications, either verbal or in writing, between the parties hereto concerning the respective subject matters contained herein. The provisions of this Agreement shall inure to the benefit of the members of the Ennen Family which currently own or may hereafter acquire any shares of Capital Stock.

     4.07 Amendment. Any amendment to this Agreement must be in writing and duly signed by (a) members of the Ennen Family holding a majority of the voting power of the Ennen Family Capital Stock and (b) Minority Stockholders holding a majority of the voting power of the Capital Stock then held by all of the Minority Stockholders, except that no such amendment shall eliminate the rights or increase the obligations of any party hereto without the consent of such party.

     4.08 Waiver. Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived in writing by each of the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     4.09 Consent to Specific Performance. The parties hereto acknowledge and agree that a breach of any of the covenants or agreements set forth herein would result in irreparable injury to the other parties hereto and that the other parties would not have an adequate remedy at law for such breach, and therefore, each party hereto agrees that the other parties hereto will be entitled to enforce their rights by injunction proceedings restraining such party from breaches or threatened breaches hereof. Neither the institution of an injunction proceeding nor the granting of any injunctive relief therein shall in any way limit the right of the parties hereto to other relief available at law or in equity.

     4.10 Variations in Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent person or persons or entity or entities may require.

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                                       -7-

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                         MINORITY STOCKHOLDERS


                                         /s/ Robert P. Farnor
                                         ---------------------------------------
                                         ROBERT P. FARNOR


                                         /s/ Michael D. Huff
                                         ---------------------------------------
                                         MICHAEL D. HUFF


                                         /s/ Leonard Bowman
                                         ---------------------------------------
                                         LEONARD BOWMAN


                                         /s/ Dennis B. Richards
                                         ---------------------------------------
                                         DENNIS B. RICHARDS


                                         /s/ Charles Edmisten
                                         ---------------------------------------
                                         CHARLES EDMISTEN


                                         /s/ Robert J. Vance
                                         ---------------------------------------
                                         ROBERT J. VANCE


                                         /s/ James J. Mitchell
                                         ---------------------------------------
                                         JAMES J. MITCHELL


                                         /s/ Frank T. Gentry III
                                         ---------------------------------------
                                         FRANK T. GENTRY III


                                         /s/ Larry L. Landers
                                         ---------------------------------------
                                         LARRY L. LANDERS


                                         /s/ Gerald Foster
                                         ---------------------------------------
                                         GERALD FOSTER


                                         /s/ Ricky L. Hyder
                                         ---------------------------------------
                                         RICKY L. HYDER


                                         /s/ Frank Rice, Jr.
                                         ---------------------------------------
                                         FRANK RICE, JR.

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                                       -8-

                                          ENNEN FAMILY


                                          /s/ Richard D. Ennen
                                          --------------------------------------
                                          RICHARD D. ENNEN


                                          /s/ Monica C. Ennen
                                          --------------------------------------
                                          MONICA C. ENNEN


                                          /s/ John C. Ennen
                                          --------------------------------------
                                          JOHN C. ENNEN


                                          /s/ Melissa Ennen
                                          --------------------------------------
                                          MELISSA ENNEN


                                          /s/ Deborah Ennen Bagierek
                                          --------------------------------------
                                          DEBORAH ENNEN BAGIEREK


                                          /s/ Elizabeth Ennen
                                          --------------------------------------
                                          ELIZABETH ENNEN

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                                   APPENDIX A

          Unless otherwise indicated, the address of each person is NN Ball & Roller, Inc., 800 Tennessee Road, Erwin, Tennessee 37650.

Name                                                             Number of
----                                                             Shares Owned
                                                                 ------------
Robert P. Farnor ..............................................       685,800
       415 Love Street
       Erwin, TN 37650

Michael D. Huff ...............................................       381,000

Leonard Bowman ................................................       304,800

Dennis B. Richards ............................................       304,800

Charles Edmisten ..............................................       203,200

Robert J. Vance ...............................................       101,600
       P.O. Box 498
       Erwin, TN 37650

James J. Mitchell .............................................             0*

Frank T. Gentry III ...........................................        50,800

Larry L. Landers ..............................................        50,800

Gerald Foster .................................................        25,400

Ricky L. Hyder ................................................        25,400

Frank Rice, Jr. ...............................................        12,700

--------------------

     * Upon the consummation of an initial public offering of the Company's Common Stock, the Company will grant options to Mr. Mitchell to purchase 226,060 shares of Common Stock. Options to purchase 90,424 of such shares will be exercisable as of the date of grant.